Exhibit 10.1

AMENDMENT XV

TO OFFICE LEASE AGREEMENT BY AND BETWEEN

Spruce Tree Centre L.L.P.

and

Image Sensing Systems, Inc.

This Lease Amendment XV made and entered into this 28th day of July, 2021 by and between Spruce Tree Centre L.L.P. (Lessor), and  Image Sensing Systems, Inc. (Tenant), hereby amends the Office Lease Agreement (Lease) dated November 24, 1998, Lease Amendment I dated October 9, 2001, Lease Amendment II dated May 24 , 2002, Lease Amendment III dated April 22, 2004, Lease Amendment IV dated August 19, 2005, Lease Amendment V dated February 1, 2006, Lease Amendment VI dated July 21, 2006, Lease Amendment VII dated April 26, 2007, Lease Amendment VIII dated April 2008, Lease Amendment IX dated October 7, 2008, Amendment X dated May 12, 2009, Amendment XI dated November 2009, Amendment XII dated March 10, 2011, and Lease Amendment XIII, dated February 18, 2014 and Lease Amendment XIV dated June 17, 2020, between Lessor and Tenant for Premises at Spruce Tree Centre, 1600 University Avenue, St. Paul, Minnesota as follows:

Now, therefore, it is agreed that:

   Paragraph (1) of the Lease is amended to provide that the term of the Lease shall run from August 1, 2021 until March 31, 2022.

  The Base Rental Rate as outlined in Paragraph 3a of the Lease is amended as follows:

 Dates Monthly Rent Annual Rent

 08/01/21 - 03/31/22 $16,959.63 $203,515.50 (If 12 months)

   $135,677.04 (8-month lease term)

  Exhibit E of the Lease is amended to provide that the Base Rental Rate shall include 30 (Thirty) parking spaces and validated visitor parking of up to 50 hours per month in the attached Building parking ramp. Additional employee parking spaces are available at a rate of $65 per month plus sales tax.

  Exhibit E of the Lease shall provide that the Base Rental Rate shall continue to include the Tenant's right to maintain signage with its name and/or logo on the Building’s south face. See Exhibit B for a photograph of the existing signage.

6. At any time during the 8-month term of this Lease Amendment XV, Lessor agrees to terminate this Lease Amendment XV if Tenant signs a lease extension of five (5) years or more with a starting date that occurs during the term of this Lease Extension XV. Lessor further agrees to provide a fit planning allowance of $0.15 per rentable square foot / $2,400 (Two Thousand Four Hundred Dollars) for architectural design fees, renderings, Tenant Plans or construction drawings in connection with a lease extension as outlined in this paragraph.

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7.  Paragraph (9) of the Lease is amended to provide that the Tenant shall have the right, without rental or other charge, to use a portion of the roof and/or parking ramp for Tenant’s R & D equipment.  In addition, Tenant shall have the right, at no charge, to install such equipment, conduits, fiber optic and other cables and material in the shafts, ducts, conduits, chases, utility closets and other facilities of the Building.  In the event Tenant does not extend its Lease, Tenant agrees to remove such aforementioned equipment that is installed on the roof, in the parking ramp and all wiring, conduits, fiber optic and other cables and material in the shafts, ducts, conduits, chases, utility closets, stair towers, common areas

8. Image Sensing Systems, Inc. and Spruce Tree Centre LLP each agree to be responsible for payment of their respective broker fees for this eight (8) month lease extension.

9. Image Sensing Systems, Inc. and Spruce Tree Centre LLP each agree that Spruce Tree Centre LLP shall have a one (1) time option to lease 2,303 rental square feet as shown on the attached space plan to a prospective tenant during the term of this Lease Amendment XV.  In the event Spruce Tree Centre leases 2,303 rentable square feet to a prospective tenant; the monthly base rent for the remaining 13,659 rentable square feet shall be $14,512.69 per month beginning on the first of the month the 2,303 rentable square feet is vacated for construction for the prospective tenant.

10. To the extent not specifically amended or modified herein, all terms and conditions of the original lease, addenda and amendments shall remain in full force and effect.  However, for any clause in any manner modified, amended or contradicted, this Lease Amendment shall take precedence over the original documents.

SPRUCE TREE CENTRE LLP		IMAGE SENSING SYSTEMS INC

BY:	/s/ Michael A. Koch	BY:	/s/ Frank G. Hallowell

ITS:	Authorized Agent	ITS:	Chief Financial Officer

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 Exhibit A

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 Exhibit B

Signage

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